EXHIBIT 4.1

OFFSHORE RESTRICTED SECURITIES SUBSCRIPTION AGREEMENT

This Agreement is executed in reliance upon the transaction exemption afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended, (the "1933 Act").

This Agreement has been executed by the undersigned in connection with the sale and purchase from Global Precision Medical, Inc., (hereinafter referred to as "Company" or "Seller") a corporation organized under the laws of the State of Wyoming, United States of America, with its principal administrative office, #536 – 1489 Marine Drive, West Vancouver, British Columbia V7T 1B8, of the following: 1 (one) common share of stock of the Company  and 1 (one) warrant, such that two warrants permit the Unit holder to purchase one common share of stock of the Company for US$.60 if exercised within one year of the execution of this Subscription Agreement, or for $1.00 if exercised after one year but before the second anniversary of  the execution of this Subscription Agreement (hereinafter referred to as the "Units").  The Units are being purchased from The Company pursuant to Rule 903 of Regulation S.  The capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation S.

The undersigned, purchaser (hereinafter referred to as "Buyer"), hereby represents and warrants to, and agrees with Seller as follows:

1.  AGREEMENT TO SUBSCRIBE: PURCHASE PRICE

a.  UNITS PURCHASED: The Buyer hereby agrees to purchase ____________Units at $0.20 (U.S.) per Unit, for a total purchase price of $___________ U.S.

b.  FORM OF PAYMENT: Buyer shall pay the purchase price by delivering good funds in United States Dollars to the Company at its offices.  If payment is made other than by wire transfer or certified funds, delivery of securities will be made three days after funds have cleared the designated depository.

c.  NON-REFUNDABLE.  Buyer understands that once purchase price has been delivered and the securities issued, there is no rescission of this agreement and no refund will be made.

2.  BUYER'S REPRESENTATIONS; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

a.  OFFSHORE TRANSACTION.  Buyer represents and warrants to the Company as follows:

(i) Buyer is not a U.S. Person or and buyer was not formed for the purpose of investing in securities which have not been registered under the 1933 Act in reliance upon Regulation S by or for the benefit of a U.S. person;

(ii) At the time the buy order was originated, Buyer was outside the United States;

(iii) No offer to sell or purchase the Units was made in the United States;

(iv) Buyer has not engaged in nor will engage in any "Directed Selling Efforts," i.e., any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Units being purchased by the Buyer.

(iv) Buyer is purchasing the Units for its own account and for investment purposes and not with the view towards distribution or for the account of a U.S. Person;

(v) All subsequent offers and sales of the Units and/or the underlying shares of stock (the “Shares”) shall be made in compliance with Regulation S and/or pursuant to registration of the Units or Shares under the 1933 Act or pursuant to an exemption from registration under the 1933 Act, including but not limited to, compliance with the applicable provisions under the Act.  In any case, the Units or Shares will not be resold to U.S. Persons or within the United States until after the end of a one year restricted period commencing on the date of Closing of the purchase of the Units or Shares and otherwise in compliance with Rule 904 of Regulation S;

(vi) Buyer understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of Federal and States securities laws and that the Seller is relying upon the truth and accuracy of the representations, warranties, agreement herein in order to determine the applicability of such exemptions and the suitability of Buyer to acquire the Units.

(vii) Buyer acknowledges that, in making the decision to purchase the Units, Buyer had relied solely upon independent investigations made by it and not upon any representations made by Company with respect to the Company or the Units.

(viii) Buyer and any person receiving a selling concession or acting as a distributor or dealer on behalf of the Buyer prior to the expiration of the restricted period under Regulation S will send a confirmation or other notice to any other purchaser stating that the purchase is subject to the same restrictions on offers and sales that apply to the Buyer.

b.  NO GOVERNMENT RECOMMENDATION OR APPROVAL.  Buyer understands that no Federal of State agency has passed on or made any recommendation or endorsement of the Units or Shares.

3.  SELLER'S REPRESENTATIONS.  Seller represents and warrants to Buyer as follows:

a.  REPORTING COMPANY.  The Company is registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act").  The Company is a "reporting issuer" as defined by Rule 902 of Regulation S.  The Company is required to comply with the reporting obligations under Section 12(g) of the Exchange Act.  The Company is current in its reporting obligations with the Securities and Exchange Commission.  The Company’s common stock is listed on the Over the Counter Bulletin Board under the symbol GBPMF.

b.  GOOD STANDING.  The Company is incorporated in the state of Wyoming and is in good standing as of the date of this agreement.  The Company’s Federal Identification Number is 136207040.  The Company is currently authorized to issue an unlimited number of common stock and as of October 1, 2003 has 8,126,825 shares issued and outstanding.  The Company is current in its state and federal filing requirements.

c.  OFFSHORE TRANSACTION.

(i) Seller has not offered the securities which are the subject of this transaction to any person in the United States, any identifiable groups of U.S. citizens abroad, or to any U.S. Person as that term is defined in Regulation S.

(ii) At the time the buy order was originated, Seller and/or its agents reasonably believed Buyer was outside of the United States and was not a U.S. Person.

(iii) Seller and/or its agents reasonably believe that the transaction has not been pre-arranged with a buyer in the United States.

d.  NO DIRECTED SELLING EFFORTS.   Seller has not engaged in nor will engage in any "Directed Selling Efforts," i.e., any activity undertaken for the purpose of , or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Units being purchased by the Buyer.

e.  FULLY PAID UNITS AND SHARES.  The Units and Shares when issued and delivered will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holders thereof to personal liability by reason of being such holders.  There are no preemptive rights of any shareholders of the Company.  The Units and Shares are free and clear of any security interest, liens, claims, or other encumbrances.

f.  VALID AGREEMENT.  The Subscription Agreement has been duly authorized, validly executed and delivered on behalf of the Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

g.  NON-CONTRAVENTION.  The execution and delivery of the Subscription Agreement and the issuance of the Units and Shares and the transaction contemplated by the Subscription Agreement do not and will not conflict with or result in a breach by the Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party of by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any other governmental body having jurisdiction over the Company or any of its properties or assets.

h.  APPROVALS.  Seller is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Units and Shares as contemplated by the Subscription Agreement.

i.  INFORMATION.  Buyer has viewed and reviewed the Company’s filings with the Securities and Exchange Commission as found at www.sec.gov .  Except for the number of shares issued and outstanding, Seller represents these reports contain complete and full disclosure of the Company and there have been no subsequent agreements or understandings made with any entity or person.  Further, the Company is not subject to any litigation.

4.  EXEMPTION; RELIANCE ON REPRESENTATION.

a.  PURCHASE AND SALE UNDER REGULATION S.  Buyer understands that the offer and sale of the Units and Shares are not being registered under the 1933 Act.  Seller is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S as an exemption from registration for this transaction between the Seller and the Buyer.

b.  RESTRICTED SECURITIES.  Buyer agrees that the Units and Shares were acquired from the Company in a transaction not involving any public offering and are deemed to be "restricted securities" as defined in SEC Rule 144(a)(3).  Buyer further understands that "restricted securities" cannot be resold publicly within the United States except, pursuant to an effective registration statement or an exemption from such registration.  Buyer acknowledges that SEC Rule 144 permits the public resale of "restricted securities" in reliance upon an exemption from registration under Section 4(1) of the 1933 Act only if the conditions of Rule 144 are met.  In general, the conditions which must be met to rely on Rule 144 to publicly resell restricted securities in the United States are as follows:

(i) A minimum of one year must lapse between the later of the date of the acquisition of the Shares from Seller or the date of upon which the full purchase price has been paid to the Seller and the date of resale of the Shares.

(ii) The amount of Shares which may be sold by any person (or persons whose sales must be aggregated under the Rule) in any ninety day period may not exceed the greater of 1% of the then outstanding shares of common stock of the Company or the average weekly volume during the four calendar weeks prior to such sale.

 (iii) The Shares must be sold in "Brokers Transactions" within the meaning of Section 4(4) of the 1933 Act or in transactions directly with a "market maker" as defined in Section 3(a)(38) of the Exchange Act of 1934.

 (iv) A Notice of Intention to Sale must be filed with the SEC.

 (v) There must be current public information available with respect to the Shares.

c.  COMPLIANCE WITH SECURITIES LAWS.  Buyer understands and agrees that because the Units and Shares are being acquired under Regulation S and are "restricted securities," Buyer will be required to comply with both the provisions of Regulation S and Rule 144 in any resale of the Shares, absent registration of the Shares or an exemption therefrom.

d.  MARKET FOR UNITS, WARRANTS AND SHARES.  Buyer understands that there is a limited market for the Company’s common stock as traded on the Over the Counter Bulletin Board, and that there is no public market, and there will not be a public market, for the resale of the Units or Warrants, but only of the underlying shares of common stock, and there is no warranty or guaranty of the extent of such market if and when Buyer determines to resell some or all of the shares purchased by this Subscription Agreement.

5.  TRANSFER AGENT INSTRUCTIONS.

Seller and Buyer agree that the Seller will deliver at Closing certificates representing the Shares and an executed Warrant Agreement, or the Company’s transfer agent will be instructed to issue one or more share certificates representing the Share in the name of Buyer and in such denominations to be specified prior to Closing by the Buyer.  All certificates shall bear appropriate restrictive legends to the effect that no transfer of the Share may be made except in compliance with the provisions of Regulation S and Rule 144.

Seller and Buyer agree that the Company transfer agent is hereby directed and authorized to refuse to register any transfer of the Shares which is not made in accordance with the provisions of Regulation S.  Seller agrees that an instruction be placed with the transfer agent until the end of the restricted period under Regulation S to prohibit any transfer.  Otherwise, the Shares shall be transferable on the books and records of the Company.  Nothing in this section, however, shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

6.  CLOSING DATE.

The date of the issuance of the sale of the Units and Shares (the "Closing Date") shall be as of not later than December 1, 2003 or such other mutually agreed to time.

7.  CONDITIONS TO THE SELLER'S OBLIGATION TO SELL.

Buyer understands that Seller's obligation to sell the stock is condition upon:

a.  The receipt and acceptance by Seller of this Subscription Agreement executed by Buyer for all of the Units as evidenced by execution of this Subscription Agreement by the President or Secretary of the Seller, and

b.  Delivery into the closing depository by Buyer of good funds as payment in full for the purchase of the Units.

8.  CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE.

Seller understands that Buyer's obligation to purchase the Stock is conditioned upon:

a.  Acceptance and execution by Buyer of this Subscription Agreement for the sale of Units; and

b.  Delivery of Shares of Common Stock with restrictive legends as described herein to the Security Holder, and Warrants as set forth herein.

9.  GOVERNING LAW.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Wyoming, United States of America.  A facsimile transmission of this signed agreement shall be legal and binding to all parties hereto.

10.  MODIFICATION.

This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party with the approval of their respective boards of directors.

11.  NON-ASSIGNABLE.

This Agreement is not assignable or transferable to any other party.

12.  ATTORNEY FEES.

Buyer shall be responsible for his own legal fees in connection with the execution and negotiation of this Agreement.

If any action at law or equity, including an action for declaratory judgment is filed, or if an arbitration proceeding is brought to enforce or interpret the terms, covenants or provisions of this Agreement, each party agrees to bear their own attorneys’ fees and costs.

IN WITNESS WHEREOF, this Offshore Restricted Securities Subscription Agreement was duly executed on the date first written below.

Dated this _________ day of the month of ____________________________, 2003.

Buyer:

By:____________________________________________

(Authorized Signature)

_______________________________________________

(Print Name and Title)

_______________________________________________

(Address)

_______________________________________________

(City)

_______________________________________________

(Country)

Accepted by the Seller this _________ day of the month of ___________________, 2003.

GLOBAL PRECISION MEDICAL, INC.

By:____________________________________

(Authorized Signature)

_____Lindsay B. Semple, CEO______________

(Print Name and Title)

AMENDMENT 1

The undersigned hereby acknowledges that at or near the time of my investment, the Company's report under10QSB for the period ending September 30, 2003, may not have been filed with the Securities and Exchange Commission.  I have been given the opportunity to review the available information concerning the Company's financials, operations, management, material event and other similar information that occurred during the quarter ending September 30, 2003, and any material events or information occurring subsequent thereto, and hereby waive any requirement that the filing of such 10QSB is a prerequisite of my investment decision.

Dated this _________ day of the month of ____________________________, 2003.

Buyer:

By:____________________________________________

(Authorized Signature)

_______________________________________________

(Print Name and Title)

_______________________________________________

(Address)

_______________________________________________

(City)

_______________________________________________

(Country)